EXHIBIT 10.54

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of May 10, 2005 (the “Amendment Date”), is entered into by and between BMR-201 Industrial Road LLC, a Delaware limited liability company (“Landlord”), and Nuvelo, Inc., a Delaware corporation (“Tenant”). Landlord and Tenant shall each be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Original Lease (as defined below).

RECITALS

WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of January 11, 2005 (the “Original Lease”), pursuant to which Tenant leases from Landlord certain space (the “Original Premises”) located in the Project; and

WHEREAS, the Parties desire to amend the Original Lease, among other matters, and to increase and confirm the square footage of the Premises.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AMENDMENT

1. Additional Premises. Tenant hereby leases from Landlord, and Landlord hereby leases to Tenant, additional space in the Project (the “Additional Premises”). From and after the Amendment Date, (a) the term “Premises,” when used in the Lease (as defined below), shall include the Original Premises and the Additional Premises, as shown on Exhibit B-1 hereto, and (b) Exhibit B-1 to this Amendment shall replace Exhibit B-1 to the Original Lease in its entirety. From and after the Amendment Date, the total “Rentable Area” under Section 2 of the Original Lease shall equal sixty-one thousand eight hundred twenty-six (61,826) rentable square feet.

2. Rent on Additional Premises. Commencing on the Rent Commencement Date, Tenant shall pay Rent on the Additional Premises at the rate set forth in the Original Lease for the Premises. The Rent Commencement Date for the Additional Premises shall be deemed to be the same as the Rent Commencement Date for the Original Premises, and the initial Lease Term for the Additional Premises shall expire on the same date as the initial Lease Term for the Original Premises. “Tenant’s Pro Rata Share of Operating Expenses,” as set forth in Section 2 of the Original Lease, shall equal seventy and one hundredth percent (70.01%) with respect to Operating Expenses for the Building, and thirty-seven and seventy-three hundredths percent (37.73%) with respect to Operating Expenses for the Project.

3. Delivery of Additional Premises. Upon execution of this Amendment, Landlord shall deliver the Additional Premises to Tenant for construction of Tenant Improvements.

4. Increase in Security Deposit. Tenant shall increase the amount of the Security Deposit to Four Hundred Thirty-Five Thousand Eight Hundred Seventy-Four Dollars ($435,874) (the “Increased Security Deposit”). Upon execution of this Amendment, Tenant shall deposit with Landlord the difference between the Increased Security Deposit and the Security Deposit required under the Original Lease. The provisions in the Original Lease applicable to the Security Deposit shall apply to the increase in the Security Deposit required by this Section 4.

5. Increase in Tenant Improvement Allowance. Tenant shall be entitled to an increase in the Tenant Improvement Allowance of One Hundred Forty Dollars ($140) per rentable square foot for the Additional Premises, increasing the total Tenant Improvement Allowance under the Lease to Eight Million Six Hundred Fifty-Five Thousand Six Hundred Forty Dollars ($8,655,640), the use and terms of which shall be governed by the Original Lease. If not used by Tenant prior to the date that is twelve (12) months after the Rent Commencement Date, Tenant shall forfeit the right to such increase in the Tenant Improvement Allowance.

6. Expansion Option. Section 29.1 of the Original Lease is amended by replacing “[10,000]” with “seven thousand six hundred twenty-four (7,624)”. Exhibit G to the Original Lease is hereby replaced in its entirety with Exhibit G attached hereto. Tenant’s Pro Rata Share of Operating Expenses for the Expansion Space, if Tenant exercises the Expansion Option, would be eight and sixty-three hundredths percent (8.63%) with respect to Operating Expenses for the Building, and four and sixty-five hundredths percent (4.65%) with respect to Operating Expenses for the Project.

7. Confirmation of Exhibits. The Parties agree that (a) Exhibit A attached hereto constitutes Exhibit A to the Original Lease, (b) Exhibit B attached hereto constitutes Exhibit B to the Original Lease, (c) Exhibit B-2 attached hereto constitutes Exhibit B-2 to the Original Lease, (d) Exhibit E attached hereto constitutes Exhibit E to the Original Lease and (e) Exhibit F attached hereto constitutes Exhibit F to the Original Lease.

8. Lease Defined. Except as expressly amended by this Amendment, the Lease shall remain unmodified and in full force and effect, enforceable in accordance with its terms. From and after the Amendment Date, the term “Lease,” when used in the Lease, shall mean the Lease as amended by this Amendment.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument executed on the date first set forth.

10. Authorization. Each individual executing this Amendment on behalf of its respective party represents and warrants that the execution and delivery of this Amendment on behalf of such party is duly authorized, and that he or she is authorized to execute and deliver this Amendment on behalf of such party.

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IN WITNESS WHEREOF the parties hereto have signed this Amendment as of the date first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC,

a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Its:	Executive V.P.

TENANT:

NUVELO, INC.,

a Delaware corporation

By:	/s/ Lee Bendekgey
Name:	Lee Bendekgey
Title:	Senior Vice President, Chief Financial
Officer, and General Counsel